UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2023

RUBICON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Main Street Suite #610 Lexington, KY	40507
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Term Loan Facility

On February 7, 2023, Rubicon Global, LLC, a Delaware limited liability company (“Global”), Riverroad Waste Solutions, Inc., a New Jersey corporation (“Riverroad” and, together with Global, the “Borrowers”), Rubicon Technologies Holdings, LLC, a Delaware limited liability company (“Holdings LLC”), Cleanco LLC, a New Jersey limited liability company (“Cleanco”), Charter Waste Management, Inc., a Delaware corporation (“Charter”), and Rubicon Technologies International, Inc., a Delaware corporation (“International” and, together with Charter, Holdings LLC and Cleanco, the “Guarantors”) entered into the Seventh Amendment to Loan and Security Agreement (the “Term Loan Amendment”), which further amends the $60.0 million term loan facility originally entered into on March 29, 2019 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of February 27, 2020, by that certain Second Amendment to Loan and Security Agreement, dated as of March 24, 2021, by that certain Third Amendment to Loan and Security Agreement, dated as of October 15, 2021, by that certain Fourth Amendment to Loan and Security Agreement, dated as of April 26, 2022, by that certain Fifth Amendment dated as of November 18, 2022, and by that certain Sixth Amendment dated as of November 30, 2022, and as may be further amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time) (the “Term Loan Facility”) with Pathlight Capital LP, a Delaware limited partnership (the “Term Agent”), and the lenders thereto (“Term Lenders”). The material assets of Rubicon Technologies, Inc., a Delaware corporation (the “Company”), are the equity interests of Holdings LLC.

Pursuant to the Term Loan Amendment, among other revisions detailed therein, the applicable reference rate that is added to an applicable margin rate to determine interest payable by Borrowers on term loans made under the Term Loan Facility was amended from: (A) (i) the London interbank offered rate (“LIBOR”), or if LIBOR is unavailable as reasonably determined by Term Agent or Term Lenders or as a result of a change in applicable law would make it unlawful for Term Lenders to maintain or fund the Term Facility at an interest rate determined by reference to LIBOR, (ii) the greater of (x) the federal funds rate plus 0.5% and (y) the prime rate published by Wells Fargo Bank, N.A.; to (B) (i) the greater of (x) 4% and (y) the forward-looking secured overnight financing rate with a term equivalent of one month (“Term SOFR”) plus an adjustment of 0.1148% or, if Term SOFR is unavailable as reasonably determined by Term Agent or Term Lenders or as a result of a change in applicable law that would make it unlawful for Term Lenders to maintain or fund the Term Facility at an interest rate determined by reference to Term SOFR, (ii) the greater of (x) 5%, (y) the federal funds rate plus 0.5%, and (z) the prime rate published by Wells Fargo Bank, N.A.

Additionally, the Term Loan Amendment requires that (A) the ratio of the Borrowers and Guarantors consolidated (i) trailing twelve month net income, subject to specified adjustments and on a consolidated basis, to (ii) specified principal and interest expense charges on indebtedness, taxes, and cash distributions and dividends (“Fixed Charge Coverage Ratio”), be greater than 1.10 and (B) the Borrowers excess availability under the Revolving Facility (“Excess Availability”) be not less than $15.0 million, prior to making asset and equity acquisitions.

Additionally, the Term Loan Amendment requires that the Borrowers repay to Term Agent on behalf of the Term Lenders $10.0 million in principal and a $0.3 million prepayment premium on the Term Loan Facility on February 7, 2023.

The foregoing description of the Term Loan Amendment is qualified in its entirety by reference to the full text of the Term Loan Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.

Amendment to Revolving Credit Facility

On February 7, 2023, the Borrowers and Guarantors entered into the Eighth Amendment to Loan and Security Agreement (the “Revolving Facility Amendment”), which amends the $60.0 million revolving loan facility originally entered into on December 14, 2018 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of March 29, 2019, by that certain Second Amendment to Loan and Security Agreement, dated as of February 27, 2020, by that certain Third Amendment to Loan and Security Agreement, dated as of March 24, 2021, by that certain Fourth Amendment to Loan and Security Agreement, dated as of October 15, 2021, by that certain Fifth Amendment to Loan and Security Agreement, dated as of April 26, 2022, by that certain Sixth Amendment to Loan and Security Agreement, dated as of November 18, 2022, by that certain Seventh Amendment to Loan and Security Agreement dated, as of January 31, 2023 and as may be further amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time) (the “Revolving Facility”) with Eclipse Business Capital LLC, a Delaware limited liability company (the “Revolving Agent”), and the lenders thereto (the “Revolving Lenders”).

Pursuant to the Revolving Facility Amendment, the Revolving Agent, on behalf of the Revolving Lenders, consented to the payments by Borrowers to Term Agent on behalf of the Term Lenders in the amounts of $10.0 million and $0.3 million on the Term Loan Facility on February 7, 2023 (as described above). Additionally, the maximum amount available for withdrawal by Borrowers on the Revolving Facility increased from $60.0 million to $75.0 million.

Additionally, the applicable margin used in determining interest payable by Borrowers under the Revolving Facility was amended: from (i) 5.5% to (ii) between 3.75% and 4.75%, dependent on Borrowers and Guarantors Fixed Charge Coverage Ratio and Excess Availability at the time of determination, for loans under the Revolving Facility based on Term SOFR; and from (i) 4.5% to (ii) between 4.75% and 5.75%, dependent on Borrowers and Guarantors Fixed Charge Coverage Ratio and Excess Availability at the time of determination, for loans under the Revolving Facility not based on Term SOFR.

Additionally, the Revolving Facility Amendment requires that the Borrowers and Guarantors (i) Fixed Charge Coverage Ratio be greater than 1.10 and (ii) Excess Availability be not less than $15.0 million, prior to making asset and equity acquisitions.

The foregoing description of the Revolving Facility Amendment is qualified in its entirety by reference to the full text of the Revolving Facility Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Borrowers and Guarantors entered into the Term Loan Amendment and Revolving Facility Amendment on February 7, 2023.

Under the Revolving Facility Amendment, the Borrowers accrued a $0.375 million amendment fee payable to Revolving Agent and being net settled on February 7, 2023 on the Revolving Facility.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibits No.	Description
10.1	Seventh Amendment to Loan and Security Agreement, dated as of February 7, 2023, by and among Rubicon Global, LLC, Riverroad Waste Solutions, Inc., Rubicon Technologies Holdings, LLC, Cleanco LLC, Charter Waste Management, Inc., Rubicon Technologies International, Inc., the lenders party thereto, and Pathlight Capital LP.

10.2	Eighth Amendment to Loan and Security Agreement, dated as of February 7, 2023, by and among Rubicon Global, LLC, Riverroad Waste Solutions, Inc., Rubicon Technologies Holdings, LLC, Cleanco LLC, Charter Waste Management, Inc., Rubicon Technologies International, Inc., the lenders party thereto, and Eclipse Business Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGIES, INC.

By:	/s/ Philip Rodoni
	Name:	Philip Rodoni
	Title:	Chief Executive Officer

Date: February 9, 2023

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